                                                                    Exhibit 10.7

                  THIRD AMENDMENT TO CREDIT AGREEMENT


     THIS THIRD AMENDMENT, dated as of September 26, 1997, amends and supplements that certain Credit Agreement dated as of May 17, 1989, as amended to date (as so amended, the "Agreement"), between BANK ONE, WISCONSIN (f/k/a Bank One Milwaukee, National Association, successor by merger to Bank One, Waukesha) (the "Bank") and ELECTRONIC TELE-COMMUNICATIONS, INC. ("ETC"), a Wisconsin corporation.

                                RECITAL

     The Bank and ETC desire to amend the Agreement as set forth below.

                               AGREEMENTS

     In consideration of the promises and agreements contained in the Agreement, as amended hereby, the Bank and ETC agree as follows:

     1. Definitions and References. Capitalized terms not otherwise defined herein have the meanings assigned in the Agreement. Upon the satisfaction of the conditions in section 3 below, all references to the Agreement contained in the Agreement, the Note, the Bank Security Documents or any other agreement relating thereto shall mean the Agreement as amended by this Third Amendment.

     2. Amendments.  The Agreement is amended as follows:

     (a) Section 1.2 is amended in its entirety to read as follows:

           1.2 "Bank Security Documents" means the documents described in subsections (i), (ii), (iv), (vii) or (viii) of section 4.1(c), that certain Assignment dated as of April 2, 1991 from ETC to the Bank and any other document, instrument or agreement furnished by ETC to the Bank which provides collateral for the obligations of ETC to the Bank.





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     (b) Section 1.4 is amended in its entirety to read as follows:

           1.4 "Business Day" means (a) with respect to the making, payment or rate determination of a LIBOR Rate Loan, a day (other than a Saturday or Sunday) on which banks are open for business in Milwaukee, Wisconsin and on which dealings in United States dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than Saturday or Sunday) on which banks are open for business in Milwaukee, Wisconsin.

     (c) Section 1.15 is amended in its entirety to read as follows:

           1.15 "Final Maturity Date" means June 30, 2000, or such earlier date on which the Bank declares the Note to be immediately due and payable pursuant to section 7 of this Agreement.

     (d) Section 1.17 is amended in its entirety to read as follows:

           1.17 "Note" means the promissory note of ETC in the form of Exhibit A attached hereto, evidencing the Revolving Loans.

     (e) The term "Note" is inserted in place of the term "Revolving Note B" in each place "Revolving Note B" appears in the Agreement.

     (f) Sections 1.33 through 1.40 are added to the Agreement to read as follows:

           1.33 "Adjusted LIBOR Rate" means, with respect to a LIBOR Rate Loan for the relevant Interest Period, a rate per annum (rounded upward, if necessary, to the next higher 1/16 of 1%) determined according to the following formula:

           Adjusted LIBOR Rate  =             LIBOR Rate
                                 -------------------------------
                                     1.00  -  LIBOR Reserve
                                              Requirement




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      The Adjusted LIBOR Rate shall be adjusted automatically as to all
      LIBOR Rate Loans then outstanding as of the effective date of any change in the LIBOR Reserve Requirement.

           1.34 "Dollars" and "$" each mean lawful money of the United
      States.

           1.35 "Interest Period" means:

           (a) With respect to each LIBOR Rate Loan, a period of one, two or three months commencing on (and including) a Business Day selected by ETC pursuant to sections 2.4 or 2.5(c) of this Agreement and ending on (but excluding) the day which corresponds numerically to such date one, two or three months thereafter (or, if such month has no numerically corresponding date, on the last Business Day of such month):

           (i) if an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is in a new calendar month in which case such Interest Period shall end on the immediately preceding Business Day);

           (ii) no Interest Period may end later than the Final Maturity
      Date;

           (b) With respect to each Reference Rate Loan, the period commencing on the Borrowing Date of such Reference Rate Loan, or in the case of LIBOR Rate Loan converted to a Reference Rate Loan, the period commencing on the date of such conversion and ending on the date of repayment of such Reference Rate Loan or date of conversion of such Reference Rate Loan to a LIBOR Rate Loan.

           1.36 "LIBOR Rate" means, with respect to a LIBOR Rate Loan for the applicable Interest Period, the interest rate at which deposits in United States dollars, in an amount approximately equal to the requested LIBOR Rate Loan and having a maturity approximately equal to the requested Interest Period, would be offered to prime banks in the London interbank market at


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      approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period. The LIBOR Rate determined by the Bank shall, in the absence of manifest error, be conclusive.

           1.37 "LIBOR Rate Loan" means any portion of a loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

           1.38 "LIBOR Reserve Requirement" means, with respect to a LIBOR Rate Loan for the applicable Interest Period, the percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including, without limitation, any marginal, special, emergency and supplemental reserves) established by the Board of Governors of the Federal Reserve System for "eurocurrency liabilities" (as defined in Regulation D of such Board), or for other liabilities which include deposits of the type used in determining the LIBOR Rate, having a term approximately equal to the applicable Interest Period.

           1.39 "Reference Rate Loan" means any portion of a loan bearing interest at a rate determined by reference to the Reference Rate.

           1.40 "Type" means, with respect to any loan, its nature as a Reference Rate Loan or as a LIBOR Rate Loan.

     (g) Sections 2.3 and 2.4 are amended in their entirety to read as follows:

           2.3 Interest Rate Options. Revolving Loans may be Reference Rate Loans or LIBOR Rate Loans, or a combination thereof;
      provided, however, that ETC shall not have more than 4 LIBOR Rate Loans outstanding at any time. ETC shall select the Type of Revolving Loan in accordance with section 2.4.

           2.4 Borrowing Procedure for Revolving Loans. ETC shall request Revolving Loans by written notice, or by telephonic notice confirmed in writing, to the Bank (i) in the case of a LIBOR Rate Loans, not later than 11 a.m. on the date which is three Business Days prior to the requested Borrowing Date (which must be a Business Day) and (ii) in the case of Reference Rate Loans, not later than 11 a.m. on the requested Borrowing Date



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      (which must be a Business Day).  In the event of any inconsistency between the telephonic notice and the written confirmation thereof, the telephonic notice shall control. Each such request by ETC must specify the amount and Type of the requested Revolving Loan and, in the case of a requested LIBOR Rate Loan, the relevant Interest Period. The aggregate amount of Revolving Loans made on each Borrowing Date shall be in the same minimum amounts set forth in section 2.2 above. Each request for Revolving Loans shall be irrevocable and shall constitute a certification by ETC that the borrowing conditions specified in sections 4.2 will be satisfied on the requested Borrowing Date. The Bank shall deposit Revolving Loan proceeds in the general account of ETC with the Bank.

     (h) Sections 2.5 through 2.11 are added to the Agreement to read as follows:

           2.5 Continuation and Conversion Procedure for Revolving
      Loans.

           (a) A Reference Rate Loan shall continue as a Reference Rate Loan unless and until converted into a LIBOR Rate Loan. ETC may elect from time to time, subject to the terms and conditions of this Agreement, to convert all or any part of the outstanding Reference Rate Loans into LIBOR Rate Loans (in the same minimum amounts as set forth in section 2.2 above).

           (b) At the end of the applicable Interest Period for a LIBOR Rate Loan, such LIBOR Rate Loan shall be automatically converted into a Reference Rate Loan unless ETC shall have given the Bank notice in accordance with section 2.5(c) requesting that, at the end of such Interest Period, such LIBOR Rate Loan continue as a LIBOR Rate Loan.

           (c) ETC shall give the Bank irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Reference Rate Loan to a LIBOR Rate Loan or of a continuation of a LIBOR Rate Loan not later than 11 a.m. at least three Business Days prior to the date of the requested conversion or continuation, specifying (i) the requested date (which shall be a Business Day) of such conversion or continuation, (ii) the amount and Type of loan to be converted or continued (in the same



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      minimum amounts as set forth in section 2.2 above) and (iii) the relevant Interest Period.

           (d) Notwithstanding anything to the contrary contained in this section, no loans may be converted into or continued as LIBOR Rate Loans when any Default or Event of Default has occurred and is continuing.

           2.6 Interest Rates.

           (a) Reference Rate Loans. The unpaid principal balance of each Reference Rate Loan shall bear interest prior to the Final Maturity Date at an annual rate equal to the Reference Rate and such rate shall change on each day on which the Reference Rate changes. Accrued interest on Revolving Loans shall be due on the first Business Day of each month, commencing November 1, 1997, and on the Final Maturity Date.

           (b) LIBOR Rate Loans. The unpaid principal balance of each LIBOR Rate Loan shall bear interest during the applicable Interest Period at the corresponding Adjusted LIBOR Rate plus two percentage points. Accrued interest for each Revolving Loan shall be due on the last day of its Interest Period.

           (c) Default.  Notwithstanding the provisions of subsections
      (a) and (b) above, upon the occurrence and during the continuance of an Event of Default, the unpaid principal balance of the Note shall, upon notice from the Bank to ETC, bear interest at an annual rate equal to the otherwise applicable rate plus two percentage points (the "Default Rate"), payable upon demand. On and after the Final Maturity Date, the unpaid principal balance of the Revolving Loans and all accrued interest thereon shall bear interest at the Default Rate and shall be payable upon demand.

           (d) Calculation. Interest shall be calculated for the actual number of days elapsed on the basis of a 360-day year.

           2.7 Payments. All payments of principal and interest on the Note and of all fees due hereunder shall be made at the office of the Bank in immediately available funds not later



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      than 2 p.m. on the date due; funds received after that time shall be deemed to have been received on the next Business Day.
      Whenever any payment hereunder or under the Note is stated to be due on a



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      day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest or fee then due.

           2.8 Prepayments. Reference Rate Loans may be prepaid, in whole or in part, at any time without premium or penalty. ETC will give the Bank notice of any optional prepayment of a LIBOR Rate Loan, said notice to be given not later than two Business Days prior to the prepayment date and specifying the prepayment date and the amount to be prepaid. The prepayment amount shall become due and payable on the specified prepayment date. A LIBOR Rate Loan may be paid only at the end of its Interest Period. Each payment of a LIBOR Rate Loan shall be in a minimum amount of $25,000 and in integral multiples of $10,000 above such minimum. Any partial prepayment of the Note shall be applied first to any prepayment fee or premium under this Agreement, then to accrued but unpaid interest, and then to the outstanding principal balance.

           2.9 Capital Adequacy. As used in this section, the term "Regulatory Change" means any change enacted or issued after the date of this Agreement of any (or the adoption after the date of this Agreement of any new) federal or state law, regulation, interpretation, direction, policy or guideline, or any court decision, which affects (or, in the case of a court decision would, if the decision were applicable to the Bank, affect) the treatment of any loan or commitment of the Bank hereunder as an asset or other item included for the purpose of calculating the appropriate amount of capital to be maintained by the Bank or any corporation controlling the Bank. If such Regulatory Change has the effect of reducing the rate of return on the Bank's or such corporation's capital as a consequence of the loans or commitments of the Bank hereunder to a level below that which the Bank or such corporation could have achieved but for such Regulatory Change (taking into account the Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed in good faith by the Bank to be material, then from time to time following notice by the Bank to ETC of such Regulatory Change, within ten days after demand from the Bank, ETC shall pay to the Bank such additional amount or amounts as will compensate the Bank or such corporation, as the case may be, for such reduction.




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           2.10 Yield Protection.  If any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of the Bank therewith,

           (a) subjects the Bank to any tax, duty, charge or withholding on or from payments due from ETC (excluding taxes imposed on the overall net income of the Bank and any such tax, duty, charge or withholding in effect as of the date of this Agreement), or changes the basis of taxation of payments to the Bank in respect of its Revolving Loans or other amounts due it hereunder (excluding taxes imposed on the overall net income of the Bank);

           (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Rate Loans) with respect to its Revolving Loans; or

           (c) imposes any other condition the result of which is to increase the cost to the Bank of making, funding or maintaining the Revolving Loans or reduces any amount received by the Bank in connection with the Revolving Loans or requires the Bank to make any payment calculated by reference to the amount of Revolving Loans held or interest received by it, by an amount deemed material by the Bank;

      then, within ten days of written demand by the Bank, ETC shall pay the Bank that portion of such increased expense incurred or reduction in an amount received (as shown by calculations in reasonable detail provided by the Bank to ETC, which calculations shall, in the absence of manifest error, be conclusive and binding on ETC) which the Bank reasonably determines is attributable thereto.

           2.11 Additional LIBOR Rate Loan Provisions.

           (a) If the Bank determines that the making or maintaining of a LIBOR Rate Loan would violate any



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      applicable law, rule regulation or directive, whether or not having the force of law, then the obligation of the Bank to make or continue LIBOR Rate Loans, or to convert Reference Rate Loans into LIBOR Rate Loans, shall be suspended until the Bank notifies ETC that the circumstances causing such suspension no longer exist. During any such period, all LIBOR Rate Loans shall automatically convert into Reference Rate Loans at the end of the applicable Interest Period or sooner if required by law.

           (b) If the Bank is unable to determine the LIBOR Rate in respect of a requested Interest Period or the Bank is unable to obtain deposits of United States dollars in the London interbank market in the applicable amounts and for the requested Interest Period, then, upon notice from the Bank to ETC, the obligation of the Bank to make or continue LIBOR Rate Loans, or to convert Reference Rate Loans into LIBOR Rate Loans, shall be suspended until the Bank notifies ETC that the circumstances causing such suspension no longer exist.

           (c) If the Bank shall incur any loss or expense (including any loss or expense incurred by reason of a liquidation or redeployment of deposits or other funds acquired by the Bank to make, continue or maintain any portion of a LIBOR Rate Loan, or to convert any portion of a Reference Rate Loan into a LIBOR Rate
      Loan) as a result of: (i) any conversion or repayment or prepayment of the principal amount of LIBOR Rate Loan on a date other than the last day of the Interest Period applicable thereto (whether as a result of acceleration, prepayment or otherwise);
      (ii) any loan not being made as a LIBOR Rate Loan in accordance with the request therefor; or (iii) any loan not being continued as, or converted into, a LIBOR Rate Loan in accordance with the Continuation/Conversion notice therefor;

      then, upon written notice from the Bank to ETC, ETC shall, within ten days of its receipt thereof, pay to the Bank such amount as will (in the reasonable determination of the Bank) reimburse the Bank for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on ETC.



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     (i) Section 6.8 is amended in its entirety to read as follows:

           6.8 Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time during the following periods to be less than the following amounts:


                PERIOD                              AMOUNT
                ------                              ------
                Fiscal year 1997                    $5,000,000
                Fiscal year 1998 and thereafter     $5,250,000


      Notwithstanding the foregoing, if ETC writes-off all or a portion of its account receivable from Telesystems, Inc. related to the sale of 17 Inter-act Systems to the Philippine Long Distance Telephone Company (the "Telesystems Account"), the Consolidated Tangible Net Worth covenant shall thereafter be decreased by the amount of such write-off, up to a maximum of $1,200,000; provided that, if ETC collects any portion of the Telesystems Account so written off, the Consolidated Tangible Net Worth covenant shall thereafter be increased by the amount of such collection.

     (j) Section 6.10 is amended by deleting the ratio "1.25:1" contained therein and inserting "0.75:1" in its place.

     (k) Section 6.11 is amended by deleting the amount "$3,000,000" contained therein an inserting "$750,000" in its place.

     (l) Section 6.12 is amended in its entirety to read as follows:

           6.12 Restricted Payments. Make any Restricted Payments, except that, so long as no Event of Default exists, the following Restricted Payments may be declared and paid during any fiscal year: $325,000 plus up to 15% of Consolidated Net Earnings for such fiscal year.

     (m) Section 6.13 is added to the Agreement to read as follows:




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               6.13 Consolidated Net Earnings.  Permit Consolidated Net
      Earnings to be less than 0 for any two consecutive fiscal years of ETC; provided, that any write-off by ETC of all or a portion of the Telesystems Account, up to a maximum aggregate amount of $1,200,00, shall not be included in calculating Consolidated Net Earnings; provided further, that if ETC collects any portion of the Telesystems Account so written off, such collection shall not be included in calculating Consolidated Net Earnings.

     (n) Exhibit A attached hereto shall be deemed an exhibit to the Agreement and shall replace its predecessor thereto.

     3. Effectiveness of this Third Amendment This Third Amendment shall become effective upon (i) execution and delivery hereof by ETC and the Bank and
(ii) receipt by the Bank of:

     (a) The Note, duly executed by ETC;

     (b) Personal property searches of the appropriate public offices demonstrating that the Bank has a first priority security interest in the personal property of ETC and that no security interest, tax lien, judgment lien or other charge or encumbrance is of record affecting ETC or its properties except those which are acceptable to the Bank; and

     (c) Copies, certified by the Secretary of ETC to be true and correct and in full force and effect on the date of this Third Amendment of (i) resolutions of the Board of Directors of ETC authorizing the execution and delivery of this Third Amendment and the Note; (ii) a statement that the Restated Articles of Incorporation and By-Laws of ETC remain unamended since the most recent copies of the same were delivered to the Bank on May 17, 1989; and (iii) a statement containing the names and titles of the officer or officers of ETC authorized to sign this Third Amendment and the Note, together with true signatures of such officers.

     4. No Waiver. ETC agrees that nothing contained herein shall be construed by ETC as a waiver by the Bank of ETC's compliance with any representation, warranty or covenant contained in the Agreement and that no waiver of any provisions of the Agreement has occurred.



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     5. Representations and Warranties.  ETC represents and warrants that:

     (a) The execution and delivery of this Third Amendment and the Note by ETC are within its corporate power, have been duly authorized by the proper corporate action on the part of ETC, are not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Restated Articles of Incorporation or By-Laws of ETC or the terms of any agreement, restriction or undertaking to which ETC is a party or by which it is bound and do not require the approval or consent of the shareholders of ETC, any governmental body, agency or authority or any other person or entity;

     (b) The representations and warranties contained in the Agreement, including but not limited to the representations in sections 3.21 and 3.23, are true and correct in all material respects as of the date of this Third Amendment and, after giving effect to the amendments to the Agreement set forth above, no condition or event exists or act has occurred that, with or without the giving of notice or the passage of time, would constitute an Event of Default.

     6. Costs and Expenses. ETC agrees to pay to the Bank on demand all costs and expenses (including reasonable attorneys' fees) incurred by the Bank in connection with the negotiation, execution and delivery of this Third Amendment.

     7. Full Force and Effect. The Agreement, as amended hereby, remains in full force and effect.

                                     BANK ONE, WISCONSIN (f/k/a Bank
                                     One Milwaukee, National Association,
                                     successor by merger to Bank One,
                                     Waukesha)

                                     BY /s/ Terry R. Sutter
                                        ----------------------------------
                                        Terry R. Sutter, Vice President

                                     ELECTRONIC
                                     TELE-COMMUNICATIONS, INC.

                                     BY /s/ Dean W. Danner
                                        ----------------------------------
                                        Dean W. Danner, President



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                               EXHIBIT A

                             REVOLVING NOTE


$3,500,000                                                    September 27, 1997

     FOR VALUE RECEIVED, on or before the Final Maturity Date (as defined in the Credit Agreement referred to below), the undersigned, ELECTRONIC TELE-COMMUNICATIONS, INC., a Wisconsin corporation, promises to pay to the order of BANK ONE, WISCONSIN (f/k/a Bank One, Milwaukee, National Association, successor by merger to Bank One, Wisconsin) (the "Bank"), the principal sum of Three Million Five Hundred Thousand Dollars, or such lesser amount as is shown to be outstanding according to the records of the Bank, together with interest on the principal balance outstanding from time to time at such rates and payable at such times as set forth in the Credit Agreement.

     Payments of both principal and interest are to be made in immediately available funds in lawful currency of the United States of America at the office of the Bank, 111 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or such other place as the holder hereof shall designate to the undersigned in writing.

     This Revolving Note is the Note issued pursuant to a Credit Agreement dated as of May 17, 1989, as amended to date (as so amended, the "Credit Agreement"), between the undersigned and the Bank, to which reference is made for rights and obligations as to prepayment and acceleration of maturity. This Revolving Note replaces that certain Revolving Note dated May 15, 1994 from the undersigned to the Bank and the undersigned acknowledges that the indebtedness evidenced thereby has not been extinguished and that no novation has occurred.

     The undersigned agrees to pay all costs of collection, including reasonable attorneys' fees.

                                     ELECTRONIC
                                     TELE-COMMUNICATIONS, INC.

                                     BY /s/Dean W. Danner
                                        -----------------------------
                                        Dean W. Danner, President




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